UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 13, 2020

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Effective July 13, 2020, The Dixie Group, Inc. (the "Company") together with its wholly owned subsidiary, TDG Operations, LLC, a Georgia limited liability company, formerly known as Masland Carpets, LLC and successor by merger to Fabrica International, Inc., acknowledged and consented to an extension of the deadline set forth in the Fourteenth Amendment to that certain Credit Agreement (dated as of September 13, 2011, as amended, modified and supplemented, the “Credit Agreement”) on which the Ameristate Loan Transaction (as described in the said Fourteenth Amendment) shall have occurred, on or before June 30, 2020 or, subject to Agent’s written consent (given or withheld in Agent’s sole discretion) up to ten Business Days after June 30, 2020 to August 31, 2020. Failure to cause the Ameristate Loan Transaction to occur on or before August 31, 2020 shall constitute an event of default under the Credit Agreement.
This letter agreement setting forth the extension of the Ameristate Deadline is attached hereto as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits
(10.1) Letter Agreement Granting Extension with respect to Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2020	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer